                               EXCHANGE AGREEMENT

            EXCHANGE AGREEMENT, dated as of the 3rd day of December, 1997, by and between Sureal International, Inc. (formerly known as Legacy Export, Inc. prior to adopting its current style) ("SUREAL"), a Delaware corporation with offices at 829 South 220 East, Orem, Utah 84058, R. Bret Jenkins with an office at 829 South 220 East, Orem, Utah 84058 ("JENKINS"), Richard Wogksch with an office at 829 South 220 East, Orem, Utah 84058 ("WOGKSCH"), Glen Jensen with an office at 829 South 220 East, Orem, Utah 84058 ("JENSEN"), Edward A. Heil with an office at c/o Independent Network Group, Inc., Atrium Executive Center, 80 Orville Drive, Bohemia, New York 11716 ("HEIL"), John Dello-Iacono with an office at c/o Independent Network Group, Inc., Atrium Executive Center, 80 Orville Drive, Bohemia, New York 11716 ("DELLO-IACONO), and Ronald J. Brescia with offices at c/o Doros & Brescia, P.C., 1140 Avenue of the Americas ("BRESCIA") (Jenkins, Wogksch, Jensen, Heil, and Dello-Iacono, and Brescia being collectively referred to as the "SUREAL SHAREHOLDERS") and United States Financial Group, Incorporated ("USFG"), a Delaware corporation with offices at 110 Wall Street, New York, N.Y.

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                              W I T N E S S E T H

            WHEREAS, Sureal is a corporation duly organized and in good standing under the laws of the State of Delaware having been incorporated on August 10, 1995; and,

            WHEREAS, the number of authorized shares of capital stock of Sureal is fifteen thousand (15,000), consisting of ten thousand (10,000) shares of common stock (the "SUREAL COMMON SHARES") and five thousand (5,000) shares of preferred stock, of which three thousand (3,000) shares of Sureal Common Shares (the "SUREAL OUTSTANDING COMMON SHARES") are presently issued and outstanding; and,

            WHEREAS, USFG is a corporation duly organized and in good standing under the laws of the State of Delaware having been incorporated on December 17, 1996; and,

            WHEREAS, the number of authorized shares of capital stock of USFG is forty million (40,000,000), consisting of (i) thirty million (30,000,000) shares of common stock, par value $.0001 per share (the "USFG COMMON SHARES"), of which 19,889,267 USFG Common Shares (the "USFG OUTSTANDING COMMON SHARES") are presently issued and outstanding and (ii) ten million (10,000,000) shares of "blank check" preferred stock, par value $.0001 per share (the "USFG PREFERRED SHARES"); and,

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            WHEREAS, the Sureal Shareholders collectively own all three thousand (3,000) shares of Sureal Common Shares which are issued and outstanding; and,

            WHEREAS, it is the desire of each of the parties hereto that after the consummation of the transactions contemplated herein USFG become the parent of Sureal with Sureal as a wholly-owned subsidiary of USFG; and,

            WHEREAS, the Sureal Shareholders desire to exchange their three thousand (3,000) Sureal Common Shares for the number of USFG Common Shares determined by a formula set forth herein so that after the consummation of such share exchange USFG will own three thousand (3,000) Sureal Common Shares constituting all of the issued and outstanding shares of capital stock of Sureal, USFG will be the parent of Sureal with Sureal as a wholly-owned subsidiary of USFG and the Sureal Shareholders will own the number of USFG Common Shares having an aggregate market valuation of $11,250,000 immediately upon the completion of the public offering of USFG's securities (the "OFFERING") contemplated by the parties to this Exchange Agreement. The parties agree that the Offering will be completed as soon as possible.

            NOW, THEREFORE, in consideration of the above premises and the agreements set forth below, the parties hereto hereby agree

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as follows:

                                   ARTICLE I

                             EXCHANGE OF SECURITIES

            1.1 Exchange of Securities. In reliance on the representations and warranties contained herein, and subject to the terms and conditions hereinafter set forth, the Sureal Shareholders hereby agrees to deliver to USFG three thousand (3,000) shares of Sureal Common Shares on a date to be determined by the parties, which date shall be December 17, 1997, (the "CLOSING DATE") and USFG hereby agrees to accept delivery on the Closing Date of three thousand (3,000) Sureal Common Shares owned by the Sureal Shareholders constituting all of the issued and outstanding shares of the capital stock of Sureal for and against delivery on the Closing Date concurrently therewith of 750,000 shares of USFG's Common Stock. The parties to this Exchange Agreement agree that the USFG shares held by the Sureal Shareholders and Officers and Directors of USFG after the closing of this Agreement, shall be subject to certain lock up provisions. The Shareholders effected thereby agree to take the necessary actions to insure that a lock up agreement will be entered into that will set forth the specific terms of the agreement. The terms of the lock up agreement shall include, but not be limited to, a provision that all shareholders of USFG shares will not transfer, hypothecate, sell or pledge any

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USFG shares for periods ranging from one to two years from the date of this
Exchange Agreement without the prior written consent of the Sureal Shareholders and a majority of the board of directors of USFG.

            1.2 Initial Public Offering. It is intended by the parties hereto that immediately after the closing of this Exchange Agreement, the parties will begin the preparation of a Registration Statement on Form S-1 (or other appropriate Form prescribed by the Securities and Exchange Commission) to be filed with the Securities and Exchange Commission to offer for sale USFG securities. The gross proceeds of the Offering will not be less than $10 million. Concurrent with the closing of the Offering, USFG will transfer $2.5 million from the proceeds to Sureal, without reduction, and an additional deposit of $2.5 million, without reduction, will be placed in an escrow account to be released to Sureal as soon as Sureal has reported three consecutive months in which sales of Sureal products are not less $1 million per month.


            1.3 Other Matters. Effective upon the Closing of the Exchange Contemplated hereby, USFG shall cause Jenkins and Heil to be appointed to its Board of Directors and to be set forth as Directors in the Registration Statement associated with the Offering.


                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF USFG

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USFG hereby represents and warrants to the Sureal Shareholders as follows:

            2.1 Organization and Good Standing. USFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2.2 Authorization. (a) The issuance of USFG's Common Shares to the Sureal Shareholders is in accordance with the provisions of this Agreement and has been duly authorized by all necessary corporate action of USFG. USFG's Common Shares, when issued to the Sureal Shareholders in accordance with the provisions hereof, will be duly authorized and validly issued, fully paid and nonassessable.


                    (b) USFG has full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by USFG has been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of USFG, enforceable against USFG in accordance with its terms, subject to the effect of equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights.

            2.3 Capitalization. The authorized capital stock of USFG consists of thirty million (30,000,000) shares of USFG's common

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stock, $.0001 par value per share and ten million (10,000,000) shares of "blank check" preferred stock, of which 19,889,267 USFG Common Shares are presently issued and outstanding. All of the outstanding USFG Common Shares are duly authorized, have been validly issued and are fully paid and nonassessable.

            2.4 Securities Law. USFG's Common Shares and Sureal's Common Shares being exchanged as provided in this Agreement are not being registered under the Securities Act of 1933, as amended (the "Act"), or any other securities laws but are being exchanged in reliance upon certain exemptions from the registration requirements of the Act and such laws. USFG's reliance upon such exemptions is predicated in large part upon the representations of the Stockholder to USFG contained in Article III hereof.

            2.5 Tax Free Reorganization. The transactions contemplated herein are intended by the parties hereof as a tax free plan of reorganization pursuant to the Internal Revenue Code of 1986, as amended.

            2.6 Knowledge: Access to Information. USFG has knowledge of Sureal's activities, financial condition, plans and prospects, and has carefully reviewed the risks of, and other considerations relating to, the transactions contemplated herein. USFG has been given an opportunity to ask questions of and to receive answers from representatives of Sureal concerning the terms and conditions of the transactions contemplated herein and has received all

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information that USFG has requested from Sureal. Notwithstanding the foregoing, the only information upon which USFG has relied is USFG's independent investigation and that no representations or warranties of any kind have been made by Sureal or its representatives or agents relating to such decisions except as expressly set forth herein.

            2.7 Officers and Directors of USFG. Prior to the closing of the Exchange contemplated hereby, the Officers and Directors of USFG are as follows: Ali Khan, President and Director

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE SUREAL SHAREHOLDERS

The Sureal Shareholders represent and warrant to USFG as follows:

            3.1 Ownership and Conveyance. The Sureal Shareholders are the sole beneficial and record owners of three thousand (3,000) Sureal Common Shares and each has the full right, and is duly authorized, to exchange such shares which, upon conveyance, will be transferred to USFG free and clear of any and all liens, claims, pledges, security interests or other encumbrance of any kind.

            3.2 Capitalization. The three thousand (3,000) shares of common stock of Sureal owned by the Sureal Shareholders constitute all of the issued and outstanding shares of capital stock of Sureal. All of the three thousand (3,000) Sureal Common Shares

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owned by the Sureal Shareholders are duly authorized, have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights (including preemptive rights and rights to demand registration under the Act), calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase or issuance of any shares of the capital stock of Sureal or any agreements or understandings to issue any of the foregoing.

            3.3 Purchase for Own Account. USFG's Common Shares are being acquired by the Sureal Shareholders for each of such Shareholder's own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Stockholders agree not to assign or in any way transfer such Shareholder's rights to USFG's Common Shares or any interest therein. The Sureal Shareholders agree not to sell, hypothecate or otherwise transfer USFG's common stock unless USFG's common stock is registered under Federal and applicable state securities laws or unless, in the opinion of counsel acceptable to USFG, an exemption from such laws is available.

            3.4 Accredited Investor. Each of the Sureal Shareholders is an "Accredited Investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended ("THE ACT").

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            3.5 Knowledge: Access to Information. The Sureal Shareholders have knowledge of USFG's activities, financial condition, plans and prospects, and have carefully reviewed the risks of, and other considerations relating to, the transactions contemplated herein. The Sureal Shareholders have been given an opportunity to ask questions of and to receive answers from representatives of USFG concerning the terms and conditions of the transactions contemplated herein and have received all information that the Sureal Shareholders have requested from USFG. Notwithstanding the foregoing, the only information upon which the Sureal Shareholders have relied is the Sureal Shareholders' independent investigation and that no representations or warranties of any kind have been made by USFG or its representatives or agents relating to such decisions except as expressly set forth herein.

            3.6 Risk of the Sureal Shareholders. The Sureal Shareholders, either individually or together with the representative on which the Sureal Shareholders have relied, has such knowledge and experience in financial and business matters that the Sureal Shareholders are capable of evaluating the merits and risks of an investment in USFG's Common Shares.

            3.7 Securities Law. USFG's Common Shares are not being registered under the Act, or any other securities laws but are being sold in reliance upon certain exemptions from the registration requirements of the Act and such laws. USFG's

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reliance upon such exemptions is predicated in large part upon the representations of the Sureal Shareholders to USFG contained in Article III hereof.

            3.8 Restriction on Transfer. The Sureal Shareholders understand that USFG's Common Shares have not been registered under the Act nor under any other applicable securities laws in reliance on the representations and warranties made by the Sureal Shareholders herein and that no securities administrator of any state or jurisdiction or of the Federal government has made any finding or determination relating to USFG's common stock. The Sureal Shareholders further understand that, upon issuance hereunder, USFG's Common Stock will constitute "restricted securities" within the meaning of Rule 144 under the Act and will be subject to a lock up agreement as more fully described in paragraph 1.1. The Sureal Shareholders understand that USFG's Common Shares may not be sold or otherwise transferred unless subsequently registered under the Act or, in the opinion of counsel acceptable to USFG, an exemption from registration is available; that, except pursuant to subsection
(k) of Rule 144, any routine sales of USFG's common stock made in reliance on Rule 144 can only be made if current information about USFG is publicly available and then only in limited amounts in accordance with that Rule; and that there is presently neither any public market for USFG's Common Shares nor current information publicly available with respect to

                                      11
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USFG.

            3.9 Restrictive Legends. Until such time as USFG's Common Shares have been registered under the Act or until such time as USFG is provided by the Sureal Shareholders with an opinion of counsel acceptable to USFG to the effect that the transfer of USFG's Common Shares may be made without registration, the certificates representing USFG's Common Shares shall be imprinted with a legend in substantially the following form: "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Act or an opinion of counsel for the corporation that registration is not required under such Act."

            3.10 Officers and Directors of Sureal. The existing Officers and Directors of Sureal (the "Existing Sureal Directors") are as follows:

            o   R. Bret Jenkins, Chairman of the Board of Directors
            o   Richard Wogksch, President and Director
            o   Glen Jensen, CEO and Director.

            Effective upon the Closing of the Exchange Agreement, USFG shall have the right to designate three (3) members to the Sureal Board of Directors (the "Sureal Directors") who shall serve as such

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Board Members at the sole discretion of USFG and may be substituted from time to time by USFG. The Existing Sureal Board shall have the right to maintain their Board membership as long as they are employed by Sureal. It is agreed that a seventh member of the Sureal Board shall be elected, which member shall be mutually agreeable to USFG and the Existing Sureal Board.

            3.11 Authorization. Sureal has full power and authority to enter into this Agreement and to fully perform the terms of this Agreement. The execution, delivery and performance of this Agreement by Sureal and the Sureal Shareholders have been duly authorized by all necessary action of Sureal and the Sureal Shareholders, and this Agreement constitutes the legal, valid and binding obligation of Sureal and the Sureal Shareholders, enforceable in accordance with its terms, and the execution and delivery of this Agreement and the receipt of USFG's Common Shares contemplated hereby by the Sureal Shareholders will not violate any applicable law, regulation or rule or any agreement or other document to which Sureal and the Sureal Shareholders are bound.

                                   ARTICLE IV

                              MANAGEMENT OF SUREAL

            4.1 Management of Sureal. The parties agree that the existing officers of Sureal (consisting of Messrs. Jenkins, Wogksch

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and Jensen), because of their experience in the industry, shall be employed to supervise, direct and manage the entire operations of Sureal. Each will receive a salary of $10,000 per month and will share in a bonus pool that will be determined as 10% of Sureal's pretax income(determined in accordance with accounting principles generally accepted in the United States of America and before intercompany allocations of costs or fees) up to a maximum amount equal to their base salaries and receive other benefits commensurate with the offices held. Such other benefits shall include medical and dental insurance and a car allowance or lease as has been provided previously. When the profitability of the Sureal reaches levels where the 10% pool regularly exceeds the base salary levels, such amount will be renegotiated based on Sureal's performance.

            4.2 Financial Reports. Sureal shall provide financial information and reports to USFG in the manner and format as shall reasonably be determined by USFG's Board of Directors and in a manner consistent with the requirements of a public company.

                                   ARTICLE V

                                 MISCELLANEOUS

            5.1 Entire Agreement. This Agreement constitutes the entire agreement between USFG, Sureal and the Sureal Shareholders with respect to the subject matter hereof. There are no

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representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the shares of common stock being exchanged hereunder and the subject matter hereof.

            5.2 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York.

            5.3 Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed duly given three (3) days from the date such notice is deposited in the United States mail, postage-paid, or immediately if by hand delivery or facsimile transmission addressed to the proper parties at the addresses set forth in the first paragraph of this Agreement, or at such other address as the parties may designate by written notice in the manner aforesaid, with a copy in each case to Ronald J. Brescia, Esq., Doros & Brescia, P.C., 1140 Avenue of the Americas, New York, New York 10036.

            5.4 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement.

            5.5 Amendments and Waivers. Neither this Agreement nor any provision hereof may be modified, changed, discharged, waived

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or terminated except by an instrument in writing signed by the party against whom the enforcement of any such modification, change, discharge, waiver or termination is sought.


            5.6 Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

            5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors, assigns, heirs, executors and administrators, but may not be assigned by the Sureal Shareholders without the express written consent of USFG. Nothing contained herein, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and their legal successors, any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

            5.8 Further Actions. At any time and from time to time, each party agrees at its expense, to take all actions and to execute and deliver all documents as may be necessary to effectuate the purposes of this Agreement.

            5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original,

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and all of which together shall constitute one and the same.

            5.10 Headings. The headings in the Agreement are for reference purposes only and shall not be deemed to have any substantive effect. 5.11 Facsimile Signatures. A facsimile signature on this Agreement shall be binding as if the signature were the original.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


SUREAL INTERNATIONAL, INC.          UNITED STATES FINANCIAL GROUP, INC.

BY:
    ---------------------           BY:-----------------------
ITS:
    ---------------------           ITS:----------------------



----------------------
R. BRET JENKINS


----------------------
RICHARD WOGKSCH


----------------------
GLEN JENSEN



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